(NAVISITE LOGO)

Contacts:
Jeffrey Hodnett                           Leanne Agurkis
NaviSite, Inc.                            Blanc and Otus
978.946.7833                              407.971.1197
Jhodnett@NaviSite.com                     lagurkis@blancandotus.com

               NAVISITE, INC. REPORTS THIRD QUARTER 2004 RESULTS

      Company Announces Third Consecutive Quarter of EBITDA Profitability;
                      Increases Revenue from Previous Year

ANDOVER, MASS. - JUNE 14, 2004 - NaviSite, Inc. (NASDAQ SC: NAVI), a leading provider of application and infrastructure management services, today reported financial results for its third quarter of fiscal year 2004, which ended April 30, 2004.

For the third quarter of fiscal year 2004, total revenue increased 3% to $20.2 million from $19.6 million in the third quarter of fiscal year 2003. Gross profit grew for the third quarter of fiscal year 2004 to $6.0 million (or 30% of revenue), compared to a gross profit of $2.3 million (or 12% of revenue) for the third quarter of fiscal year 2003. Net loss for the third quarter in fiscal year 2004 totaled $3.0 million, or a net loss of $0.12 per share, versus a net loss of $11.3 million, or a net loss of $0.88 per share, for the third quarter of fiscal year 2003.

This marks the Company's third consecutive quarter of positive EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and non-cash compensation), of approximately $0.8 million for the third quarter of fiscal year 2004, excluding impairment charges of $0.2 million. This compares to a positive EBITDA of $1.5 million for the second quarter of fiscal year 2004, excluding $0.9 million of impairment charges and an EBITDA loss of $1.8 million in the third quarter of fiscal year 2003, excluding impairment charges of $3.8 million. Including impairment charges, EBITDA was $0.6 million for the third quarter of fiscal year 2004. This compares to a positive EBITDA of $0.6 million for the second quarter of fiscal year 2004 and represents a significant increase from an EBITDA net loss of $6.0 million for the third quarter of fiscal year 2003.

KEY HIGHLIGHTS AND SUBSEQUENT EVENTS

      - This morning, NaviSite announced the consummation of the acquisition of Surebridge, Inc., a privately held provider of managed application services for mid-market companies with specific expertise in Microsoft Business Solutions, PeopleSoft and Siebel Systems. NaviSite acquired Surebridge in exchange for two promissory notes in the aggregate principal amount of $39.3 million, three million shares of NaviSite common stock, subject to certain trading restrictions and the assumption of certain liabilities.

      - Since January 31, 2004, the Company has taken significant steps to increase the size and effectiveness of its direct sales efforts, by hiring a significant number of proven veteran salespeople who have demonstrated the ability to sell complex managed hosting and application services in the past, and increasing the quota bearing sales force from 16 at January 31, 2004 to 25 today, excluding the sales force at Surebridge.

      - The Company added 50 new customers during the third quarter compared to 31 new customers the previous quarter. The 50 new customers offset the 29 non-renewals during the quarter and do not include customers acquired through Surebridge.


         Corporate Headquarters: 400 Minuteman Road Andover MA 01810 USA

      - In May, the Company announced that John Gavin joined as the Chief Financial Officer. Mr. Gavin brings 26 years of financial experience, including 16 years working in the technology industry. Mr. Gavin was previously Chief Financial Officer of Cambridge Technology Partners and Data General Corporation and serves on the Board of Directors and as Chairman of the Audit Committee of Ascential Software Corporation.


      - On April 14, 2004, NaviSite acquired for no additional consideration all of the outstanding shares of four wholly-owned subsidiaries of ClearBlue Technologies, Inc. with data centers located in Dallas, TX; New York, NY; San Francisco, CA; and Santa Clara, CA. NaviSite had assumed the revenue and expenses and had been operating and managing each of these entities since August 8, 2003.

"We are pleased that for the third consecutive quarter we have continued the trend of posting positive EBITDA. While we continue to improve our cost structure by controlling both the cost of revenue and total operating expenses, we are not pleased with our overall revenue performance," said Arthur Becker, CEO and President of NaviSite. "We will continue to focus on improving our revenue performance through the recent additions to our sales force, which include a number of proven industry veterans, and the continued execution of our stated acquisition strategy, demonstrated by the closing of the Surebridge transaction. We anticipate that this acquisition will add approximately $11 million to our quarterly revenue. However, as a result of the delayed closing of the Surebridge transaction and what we anticipate to be a very methodical transition and integration process, we are forecasting that some of the cost savings and synergies will be deferred into the second quarter of our fiscal year 2005. As a result, we now expect EBITDA in our first quarter of fiscal year 2005, the quarter ending October 31, 2004, will be approximately $2.5 to $3.0 million."

EBITDA

The Company believes that the non-GAAP measure of EBITDA provides investors with a useful supplemental measure of the Company's actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation, amortization and non-cash compensation. EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA to assist in evaluating the Company's actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation of, or as a substitute for, the Company's financial results prepared in accordance with U.S. GAAP. A table reconciling the Company's net loss to EBITDA is included in the consolidated financial statements in this release. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss and net loss per share prepared in accordance with GAAP. In addition, while the Surebridge acquisition is expected to have a positive impact on the Company's EBITDA in the first quarter of fiscal year 2005, it also is expected that the Company will incur significant non-cash charges for amortization of intangible assets that will significantly impact the Company's net loss for the same period. The Company believes that using expected EBITDA as a performance measure, together with expected net loss, will help investors better understand the Company's underlying financial performance as a result of the Surebridge acquisition. A table reconciling expected net loss to expected EBITDA for the first quarter of fiscal year 2005 is also included in this release.

CONFERENCE CALL SCHEDULED FOR MONDAY, JUNE 14TH

NaviSite President and CEO, Arthur Becker, will host a conference call to discuss NaviSite's fiscal year 2004 third quarter results at 9:00 a.m. Eastern Time, on Monday, June 14, 2004.

DATE AND TIME           Monday, June 14, 2004, 9:00 A.M. Eastern Time.
CALL IN #:              Toll free: 888 | 346 5716  (INTL: 404 | 260 5386)
PASS CODE (VERBAL):     NaviSite


                                     2 of 8

DIAL IN REPLAY:         Toll Free: 888 | 346 3949   (INTL: 404 | 260 5385)
                        Enter PIN# : 061004 - Enter Confirmation# : 20040603117594
                        (Available 15 minutes following the conclusion of the call until June 17, 2004)
WEBCAST REPLAY:         www.navisite.com/investors.cfm
                        (Available 1 hour following conclusion of the call)

ABOUT NAVISITE, INC.

NaviSite is a leading provider of outsourced hosting and managed application services for middle-market organizations, which include mid-sized companies, divisions of large multi-national companies, and government agencies.

This release contains forward-looking statements, which address a variety of subjects including, for example, the expected future operating and financial results, including profitability, revenue growth, gross profit margins, EBITDA and cash flow, the expected benefits, capabilities and marketability of NaviSite's integrated infrastructure platform, and NaviSite's strategic business plans for growing our customer base and increasing sales, the expected benefits of the Surebridge acquisition, the expected financial results and growth of the combined entity, and the expected ability of NaviSite to meet its payment obligations under the promissory notes. All statements other than statements of historical fact, including without limitation, those with respect to NaviSite's goals, plans and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: NaviSite's success, including its ability to improve its gross profit margins, improve its cash flows, expand its operations and revenue and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that financial forecasts of the Company following the Surebridge acquisition may not be achieved, including as to expected EBITDA and revenues, due to problems or unexpected costs that may arise in successfully integrating the Surebridge business or an inability to realize expected synergies or make expected future investments in the combined businesses; NaviSite may be unable to raise the necessary funds to meet its payment obligations under the promissory notes issued to Surebridge; NaviSite's management may face strain on managerial and operational resources as they try to oversee the expanded operations; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite's acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenue; NaviSite's products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage NaviSite's financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite's competes. For a detailed discussion of cautionary statements that may affect NaviSite's future results of operations and financial results, please refer to NaviSite's filings with the Securities and Exchange Commission, including NaviSite's most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management's current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.


                                     3 of 8

            NAVISITE FINANCIAL TABLES Q3 FISCAL YEARS 2004 AND 2003
                                 EBITDA Summary

                                                       THREE MONTHS ENDED
                                                 ------------------------------
                                                 4/30/2004            4/30/2003
                                                 ---------            ---------
                                                           (UNAUDITED)
                                                         (IN THOUSANDS)
Net loss, as reported                             $ (3,026)            $(11,304)


Depreciation                                         1,959                2,733

Interest expense, net                                  639                2,301

Taxes                                                   --                   --

Amortization                                           920                  693

Non-cash compensation                                   69                   --

                                                  --------             --------
EBITDA                                                 561               (5,577)


Impairments                                            206                3,819

                                                  --------             --------
EBITDA, less impairments                          $    767             $ (1,758)
                                                  ========             ========

                                                        NINE MONTHS ENDED
                                                 ------------------------------
                                                 4/30/2004            4/30/2003
                                                 ---------            ---------
                                                           (UNAUDITED)
                                                         (IN THOUSANDS)
Net loss, as reported                             $ (9,818)            $(41,540)


Depreciation                                         6,902                8,351

Interest expense, net                                1,820               19,485

Taxes                                                   --                   --

Amortization                                         2,613                1,957

Non-cash compensation                                  287                   --

                                                  --------             --------
EBITDA                                               1,804              (11,747)

Impairments                                          2,241                6,274

                                                  --------             --------
EBITDA, less impairments                          $  4,045             $ (5,473)
                                                  ========             ========


                                     4 of 8

                           NAVISITE FINANCIAL TABLES
                   Reconciliation of GAAP Net Loss to EBITDA
                                 (in thousands)

                                                          Three Months Ending
                                                            October 31, 2004
                                                         ----------------------
                                                         Range Low   Range High
Estimated Net loss                                         $(4,500)    $(4,000)
Estimated Depreciation                                       3,800       3,800
Estimated Interest expense, net                              1,600       1,600
Estimated Amortization of intangible assets(1)               1,400       1,400
Estimated Non-cash compensation                                200         200
                                                           -------     -------
Estimated EBITDA                                            $2,500      $3,000
                                                           =======     =======

(1) Estimated amortization of intangible assets is based on the amortization over 5 years of $10 million of intangible assets acquired in the acquisition. Actual amortization of intangible assets could vary substantially based upon the final measurement of the assets acquired in the acquisition, and thereby result in a significant variation in actual net loss for the period presented.


                                     5 of 8

            NAVISITE FINANCIAL TABLES Q3 FISCAL YEARS 2004 AND 2003
                     Consolidated Statements of Operations

                                            THREE MONTHS ENDED APRIL 30,      NINE MONTHS ENDED APRIL 30,
                                            ----------------------------      ---------------------------
                                               2004             2003             2004             2003
                                             --------         --------         --------         --------
                                                                     (UNAUDITED)
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue                                      $ 20,173         $ 19,620         $ 65,975         $ 52,942

Revenue, related parties                           12               --               12            1,310
                                             --------         --------         --------         --------
Total revenue                                  20,185           19,620           65,987           54,252
                                             --------         --------         --------         --------

Cost of revenue                                14,217           17,312           48,899           50,821

Impairment and restructuring                       --               --              633               --
                                             --------         --------         --------         --------
Total cost of revenue                          14,217           17,312           49,532           50,821
                                             --------         --------         --------         --------

Gross profit                                    5,968            2,308           16,455            3,431

Total operating expenses                        8,381           10,392           24,564           24,375
                                             --------         --------         --------         --------

Loss from operations                           (2,413)          (8,084)          (8,109)         (20,944)

Other income (expense):

Interest income                                    18              169              115              685

Interest expense                                 (656)          (2,470)          (1,935)         (20,170)

Other income (expense), net                        25             (919)             111           (1,111)
                                             --------         --------         --------         --------

Net loss                                     $ (3,026)        $(11,304)        $ (9,818)        $(41,540)


Basic and diluted net loss per common
share                                        $  (0.12)        $  (0.88)        $  (0.40)        $  (4.33)
                                             ========         ========         ========         ========


Basic and diluted weighted average
number of common shares outstanding            24,809           12,845           24,685            9,587
                                             ========         ========         ========         ========


                                     6 of 8

            NAVISITE FINANCIAL TABLES Q3 FISCAL YEARS 2004 AND 2003
                          Consolidated Balance Sheets

                                                                                        APRIL 30,      JULY 31,
                                                                                        -----------------------
                                                                                          2004           2003
                                                                                        ---------      --------
                                                                                              (UNAUDITED)
                                                                                             (IN THOUSANDS)
ASSETS

Current assets:

Cash and cash equivalents                                                                $ 7,630        $ 3,862


Accounts receivable, less allowance for doubtful accounts of $2,307 and $2,030 at
April 30, 2004 and July 31, 2003, respectively                                            13,583         14,741

Prepaid expenses and other current assets                                                  4,236          4,011
                                                                                         -------        -------
Total current assets                                                                      25,449         22,614

Non-current assets                                                                        36,039         46,757
                                                                                         -------        -------

Total assets                                                                             $61,488        $69,371
                                                                                         =======        =======


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts receivable financing line, net                                                  $15,786        $ 6,358

Current notes payable                                                                      1,048          1,211

Capital lease obligations, current portion                                                 2,418          3,268

Current note payable to related party                                                      3,000          3,000

Accounts payable                                                                           3,856          4,371


Accrued expenses, deferred revenue and customer deposits                                  15,959         20,707
                                                                                         -------        -------
Total current liabilities                                                                 42,067         38,915

Total non-current liabilities                                                             10,701         13,577
                                                                                         -------        -------

Total liabilities                                                                         52,768         52,492

Total stockholders' equity                                                                 8,720         16,879
                                                                                         -------        -------

Total liabilities and stockholders' equity                                               $61,488        $69,371
                                                                                         =======        =======


                                     7 of 8

                 NAVISITE FINANCIAL TABLES Q3 FISCAL YEAR 2004
                      Consolidated Statements of Cash Flows

                                                       NINE MONTHS    THREE MONTHS
                                                          ENDED           ENDED
                                                        04/30/04        04/30/04
                                                       -----------    ------------
                                                               (UNAUDITED)
                                                             (IN THOUSANDS)
Net cash used for operating activities                   $(2,739)        $(2,724)

Net cash used for investing activities                    (1,733)           (887)

Net cash provided by financing activities                  8,240           3,522
                                                         -------         -------

Net increase (decrease) in cash                            3,768             (89)

Cash and cash equivalents, beginning of period             3,862           7,719
                                                         -------         -------
Cash and cash equivalents, end of period                 $ 7,630         $ 7,630
                                                         =======         =======

Supplemental disclosure of cash flow information:

Cash paid during the period for:

  Interest                                               $ 1,044         $   388
                                                         =======         =======


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